 SCHEDULE 14C

Information Statement Pursuant to Section 14(c) of the
Securities Exchange Act of 1934

Check the appropriate box:

[ ] Preliminary Information Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
[X] Definitive Information Statement

TERRA NOSTRA TECHNOLOGY LTD.

(Name of Registrant As Specified In Its Charter)

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[ ] Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11

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  Aggregate number of securities to which transaction applies:
  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule

  0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

  Amount Previously Paid: Not Applicable

  Form, Schedule or Registration Statement No.: Not Applicable

  Filing Party: Not Applicable

  Date Filed: Not Applicable

DEFINITIVE INFORMATION STATEMENT
TERRA NOSTRA TECHNOLOGY LTD.
Suite 720, 2160 Rue de la Montagne,
Montreal, Quebec H3G 2T3

WE ARE NOT ASKING YOU FOR A PROXY
AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

TERRA NOSTRA TECHNOLOGY LTD.,
a Nevada corporation

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Notice is hereby given of the time and place of an Annual Meeting of the Shareholders of Terra Nostra Technology Ltd. (the "Corporation"). Such meeting will be held at the Corporation's principal executive offices at Suite 720, 2160 Rue de la Montagne, Montreal, Quebec H3G 2T3 on Friday, November 7, 2003 at the hour of 8:30 o'clock in the morning, Eastern Time, for the following purposes:

  to elect the Members of the Board of Directors for the ensuing year;

  to approve the appointment of the firm of Stan J.H. Lee and Company as the Corporation's independent auditors for the fiscal year 2003; and

  to approve the 2003 Stock Option and Stock Award Plan (the "Plan") of up to 2,000,000 shares of the Corporation's common stock in the form of stock options and stock awards as compensation to employees, officers, directors and/or consultants of the Corporation; directors will be eligible for no more than 25% of the shares authorized under the Plan and executive officers will be eligible for no more than 25% of the shares authorized under the Plan.
  .

Only shareholders of record as of the close of business on the 1st day of October, 2003 will be entitled to vote at this Meeting. This Information Statement was first sent to the Corporation's shareholders on October 10th, 2003.

We are not asking you for a proxy and you are requested not to send us a proxy.

DATED AND MAILED at Calgary, Alberta this 10th day of October, 2003.

BY ORDER OF THE BOARD OF DIRECTORS OF

TERRA NOSTRA TECHNOLOGY LTD.

/s/ "Regis Bosse"
Regis Bosse
President

INFORMATION STATEMENT
FOR ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD NOVEMBER 7, 2003

This Information Statement is being first mailed on October 10, 2003, to the shareholders of Terra Nostra Technology Ltd., a Nevada corporation (the "Corporation"), by the Board of Directors for use at the Annual Meeting of Shareholders (the "Meeting") to be held at 8:30 o'clock in the morning Eastern Time on November 7, 2003, at Suite 720, 2160 Rue de la Montagne, Montreal, Quebec H3G 2T3, or at such other times and places to which the Meeting may be adjourned (the "Meeting Date"). The costs of the preparation and mailing of this Information Statement and our Annual Report are being borne by the Corporation.

The purpose of the Meeting is to consider and act upon (i) the election of the Members of the Board of Directors for the ensuing year; (ii) the approval of the appointment of the firm of Stan J. H. Lee and Company as independent auditors for the fiscal year 2003; and (iii) the approval of a 2003 Stock Option and Stock Award Plan (the "Plan") of up to 2,000,000 shares of the Corporation's common stock in the form of stock options and stock awards as compensation to employees, officers, directors and/or consultants of the Corporation; directors will be eligible for no more than 25% of the shares authorized under the Plan and executive officers will be eligible for no more than 25% of the shares authorized under the Plan.

RECORD DATE

The record date for determining the shareholders entitled to vote at the Meeting was the close of business on October 1, 2003 (the "Record Date"), at which time the Corporation had issued and outstanding 29,615,471 shares of Common stock, $.001 par value. The shares of Common Stock constitute the only outstanding voting securities of the Corporation entitled to be voted at the Meeting.

NO DISSENTERS' RIGHT OF APPRAISAL

The Corporation's shareholders do not have dissenter's rights of appraisal in connection with any of the matters to be voted on by the shareholders at the annual meeting.

CHANGE OF CONTROL

On March 26, 2003, the Company entered into a Share Exchange Agreement with Mr. Louis Nadeau whereby it acquired all of the issued and outstanding shares of capital stock of CCIP, which consists of 100 Class A shares and 115,000 Class B shares (the "Acquisition"). Under the terms of the Acquisition, fifteen million (15,000,000) common shares of the Company's Stock were issued to Mr. Nadeau, the sole shareholder of CCIP, for a value of $9,000,000 US or $0.60 per share. The issuance of the 15,000,000 shares to Mr. Nadeau represented 51% of the issued and outstanding shares of the Corporation at the time of issuance.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information, as of October 1, 2003, regarding the beneficial ownership of the Corporation's common stock by each person known by the Corporation to be the beneficial owner of more than 5% of the outstanding common stock, by each of the Corporation's officers and directors, and by the officers and directors of the Corporation as a group. Information is also provided regarding beneficial ownership of common stock if all outstanding options, warrants, rights and conversion privileges (to which the applicable officers and directors have the right to exercise in the next 60 days) are exercised and additional shares of common stock are issued.

Title of Class	Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class (1)
Common	Regis Bosse, President/Treasurer, Director 720, 2160 Rue De La Montagne, Montreal, Quebec, Canada H3G 2T3	500,000	1.7%
Common	Richard St. Julien, Director, Secretary/Treasurer 720, 2160 Rue De La Montagne, Montreal, Quebec, Canada H3G 2T3	-0-	-0-
Common	Louis Nadeau, Director 182 57th East Street Quebec City, Quebec G1H 2G2	14,000,000(2)	47.3%
Common	Marc Fournier 182 57th East Street Quebec City, Quebec G1H 2G2	-0-	-0-
Common	Phillipe Lamontagne 182 57th East Street Quebec City, Quebec G1H 2G2	-0-	-0-
Common shares held by directors and officers as a group		15,500,000	49.0%

(1) Based on 29,615,471 shares of Common Stock outstanding as at October 1, 2003.

(2) These shares are held in the name of 9126-2238 Quebec Inc., a private Quebec corporation, which is controlled by Mr. Nadeau.

ELECTION OF DIRECTORS

The current Board of Directors has fixed the number of authorized directors at five. Thus, there are five directors to be elected for terms expiring at the Corporation's Annual Meeting of Shareholders in 2004 or until their successors have been elected and qualified. It is intended that the names of the persons indicated in the following table will be placed in nomination. Each of the nominees has indicated his willingness to serve as a member of the Board of Directors if elected; however, if any nominee becomes unavailable for election to the Board of Directors for any reason not presently known or contemplated, a substitute may be nominated and elected.

The nominees, each of whom have served as a Director of the Corporation during 2002 or during 2003 to the date of this Information Statement, are as follows:
Name	Age	Title and Position Held
Regis Bosse	49	President/Treasurer, Member of the Board of Directors
Richard St. Julien	33	Vice President, Secretary, Member of the Board of Directors
Louis Nadeau	34	Vice President, Member of the Board of Directors
Marc Fournier	33	Vice President, Member of the Board of Directors
Phillipe Lamontagne	29	Vice President, Member of the Board of Directors

APPOINTMENT OF INDEPENDENT AUDITORS

Our board has approved the appointment of Stan J. H. Lee and Company, Certified Public Accountants, as our independent auditors for our 2003 fiscal year. Stan J. H. Lee and Company has acted as the Corporation's independent auditors since 2002. The Corporation has not had any other independent auditors other than Stan Lee and Company. We do not expect a representative of Stan J. H. Lee and Company to attend the annual meeting.

Summarized below is the aggregate amount of professional fees billed by Stan J. H. Lee and Company with respect to the fiscal year 2002:

Audit Fees:	$ 1500.00
Financial information systems design and implementation fees:	$ -0-
All other fees	$ 960.00*
Total	$2460.00

* This amount includes fees for the review of the quarterly reports for March, June and September, 2002.

STOCK OPTION PLAN

The Board of Directors is recommending acceptance of a stock award and stock option plan to allow it to attract new directors, officers and employees with credentials satisfactory to assist the Corporation in its growth plans. The total number of shares to be authorized under the Plan is 2,000,000 of the Corporation's total authorized shares of common stock; Members of the Corporation's Board of Directors will be eligible, as a group, for no more than 25% of the shares authorized under the Plan and executive officers will be eligible, as a group, for no more than 25% of the shares authorized under the Plan. The Plan will terminate on April 15, 2013. The options will be granted at the direction of the Board of Directors. Also, options issued under the Plan that are not deemed to be incentive stock options will be priced $0.25 per share. Option issued under the Plan that are deemed to be incentive stock options will be priced at not less than 110% of the trading price of the common shares at the date of the grant.

DIRECTORS, EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES OF THE CORPORATION AND ITS SUBSIDIARIES:

Mr. Regis Bosse - President/Treasurer, Member of the Board of Directors. Mr. Bosse joined the Board of Directors of Terra Nostra on February 5, 2002 and became the Company's President and Treasurer on August 30, 2002. From 1999 to present, Mr. Bosse was the Executive Vice President of Arena Gold Resources Inc., a reporting issuer under the securities laws of the Provinces of Quebec, Alberta and British Columbia. From 1997 to 1999, Mr. Bosse was an investment advisor with Desjardins Securities. From 1980 to 1996, Mr. Bosse practiced as a Certified General Accountant. Mr. Bosse received his degree as a Certified General Accountant in 1978 and took the Canadian Securities Course and received his Canadian Securities Diploma in 1996.

Mr. Richard St. Julien -Vice President, Secretary, Member of the Board of Directors. Mr. St. Julien joined the Board of Directors and was named the Company's Secretary on August 30, 2002 and was appointed Vice President on March 26, 2003. Mr. St. Julien has also been a member of the Board of Directors of Vectoria Inc., since November 2001. Mr. St. Julien has a Bachelor of Law degree from the University of Ottawa. He has practiced Commercial and International Law since 1992 and is involved in numerous business ventures as an entrepreneur. He specializes in International Business Law and Canadian Securities Law with strategic partners in Quebec, Western Canada and the USA.

Mr. Louis Nadeau -Vice President, Member of the Board of Directors Mr. Nadeau has been a Vice President and Director of the Company since March 26, 2003 and a member of the Board of Directors of CCIP, a wholly owned subsidiary of the Company, since May 10, 2002,. Mr. Nadeau is a co-founder of CCIP and was its sole shareholder until it was acquired by the Corporation. From 1996 to 2000 he was the General Manager for Silly Space Corporation Quebec, a toy manufacturing company.

Mr. Marc Fournier - Vice President, Member of the Board of Directors. Mr. Fournier joined the Board of Directors and was appointed a Vice President of the Company on March 26, 2003. He was appointed to the Board of Directors of CCIP on May 10, 2002. He is a co-founder of CCIP and has a Masters Degree in Behavioral Ecology, and has been working in insects for more than eight years. From 1999 to 2002 he was Head of the Entomology section of the Laboratory of Biocontrol in the Horticulture Research Center (CRH) at Laval University and from 1996-1999 he worked at Laval University in the laboratory of Biocontrol. He participated in several projects, the common purpose of which was to find an agent for biologic fight (predatory insect, virus, bacteria, mushroom or nematode) for the repression of devastating pests in agriculture. He has worked on programs about synergy between biopesticides with Btt base and the predators of the Colorado beetle of the potato. During those years he has acquired precious training and experience to develop programs to control devastating or harmful insects.

Mr. Phillipe Lamontagne - Vice President, Member of the Board of Directors. Mr. Lamontagne joined the Board of Directors of the Company and was appointed a Vice President on March 26, 2003. He was appointed to the Board of Directors of CCIP on May 10, 2002. From 2001 he worked with CCIP which was a privately held enterprise prior to its incorporation. From 1997 to 2000 he worked as an administrator for Sillyweb Multimedia, an internet company. He has a bachelor degree in biology. He worked three years as entomologist on a project to integrate pest management for Balsam fir aphids. He worked to reduce the pesticides utilisation by the use of natural enemies against pests. He developed an aphids resistant Balsam Fir tree. Finally, he jointed CCIP and become a supervisor of the company.

LEGAL ACTIONS

None.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

The following represents each person who did not file on a timely basis reports required by Section 16(a) of the Exchange Act during the most recent fiscal year:
Name	Reporting Person	Form 3/# of transactions	Form 4/# of transactions	Form5/# of transactions
Louis Nadeau	Director	None filed	None	N/A
Marc Fournier	Director	None filed	None	N/A
Phillipe Lamontagne	Director	None filed	None	N/A
Richard St. Julien	Director & Officer	1 Late	None	N/A
Regis Bosse	Director & Officer	1 Late	1 Late	N/A
Clifford L. Winsor	Director and Officer (1)	1 Late	None	N/A
Clement Patenaude	Director & Officer (2)	1 Late	1 Late	N/A
Marcel Lalancette	Director (3)	1 Late	1 Late	N/A
Carl Caumartin	Director & Officer(4)	1 Late	1Late	N/A
  Mr. Winsor resigned as a Director and Officer on July 25, 2002
  Mr. Patenaude resigned as an Officer on August 30, 2002 and a Director on March 26, 2003
  Mr. Lalancette resigned as a Director on March 26, 2003
  Mr. Caumartin resigned as an Officer and Director March 26, 2003

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

The business of the Corporation is managed under the direction of the Board of Directors. The Board of Directors meets on a regular basis to review significant developments affecting the Corporation and to act on matters requiring Board approval. All matters that require Board approval are acted on by unanimous written consent of the Board. The Board of Directors met 4 times and acted by unanimous consent 2 times during 2002. During 2002, all of the Directors participated in 100% of all Board meetings held during the period for which they were a director.

The Corporation has not yet formed an audit committee. The functions customarily attributable to those committees are performed by the Board of Directors as a whole.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

The following summary compensation table sets forth certain information regarding the compensation paid during each of the Corporation's last three fiscal years to the Corporation's President. No other executive officer's total annual salary and bonus exceeded $100,000.00 during such years and thus no information regarding any other officers' compensation is required to be disclosed herein for the periods indicated.

SUMMARY COMPENSATION TABLE
ANNUAL COMPENSATION				LONG TERM COMPENSATION
				AWARDS		PAYOUTS
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
Name and Principal Position	Year	Salary ($)	Bonus ($)	Other Annual Compensa-tion Stock	Restricted Stock Award ($)	Securities Underlying Options/SARs (#)	LTIP	Other
Clifford L. Winsor, President and Director	2000	$0	0	0	0	0	0	0
Clifford L. Winsor, President and Director	2001	$0	0	0	0	0	0	0
Clifford L. Winsor, President and Director	2002	$0	0	0	0	0	0	0
Regis Bosse, President and Director	2002	$15,000	0	0	0	0	0	0

The Corporation does not pay non-officer directors for their services as such, nor does it pay any director's fees for attendance at meetings. Directors are reimbursed for any expenses incurred by them in their performance as directors.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Clifford L. Winsor, an officer and member of the Board of Directors of the Corporation from February 7, 1994 to July 25, 2002, personally funded a total of $10,146 to the Corporation from the date of incorporation to February 1, 2002. Mr. Winsor accepted the following shares in partial settlement of the amount owed to him by the Corporation. All remaining amounts owing were repaid to Mr. Winsor during 2002.
Date	Shares	Amount
February 7, 1994	27	275
April 1, 1995	19	185
March 16, 1997	65	650
January 1, 2001	19	250
	130	$1490

On March 26, 2003, the Corporation issued a total of 15,000,000 shares to Mr. Louis Nadeau in exchange for all of the issued and outstandings shares of CCIP which became a wholly owned subsidiary of the Corporation. Simultaneous with the acquisition of CCIP Mr Nadeau was named Vice President and a member of the Corporation's Board of Directors. Prior to the acquisition of CCIP, Mr. Nadeau had no affiliation with the Corporation or any of its members of its Board of Directors.

Common Stock.

Option/SAR Grants During the Most Recently Completed Financial Year.
NAME OF OPTIONEE	SECURITIES UNDER OPTIONS/SARS GRANTED (#)	% OF TOTAL OPTIONS/SARS GRANTED IN FINANCIAL YEAR	EXERCISE OR BASE PRICE ($/SECURITY)
N/A	-0-	-0-	-0-

Aggregated Option/SAR Exercises During The Most Recently Completed Financial Year and Financial Year-End Option/SAR Values.

NAME OF OPTIONEE	SECURITIES ACQUIRED ON EXERCISE (#)	AGGREGATE VALUE REALIZED ($)	UNEXERCISED OPTIONS/SAR FINANCIAL YEAR END (#) EXERCISABLE/ UNEXERCIABLE
N/A

The Board of Directors adopted a stock option and stock sward plan on April 16, 2003. To date no stock options or stock awards have been granted under the plan. Shareholders are being asked to approve the plan a copy of which is attached hereto, at the annual meeting to be held November 7, 2003.

No pension plan or retirement benefit plans have been put in place by the Corporation to date.

QUORUM AND VOTING

In an election of directors, that number of candidates equaling the number of directors to be elected having the highest number of votes cast in favor of their election, are elected to the Board of Directors of the Corporation (the "Board of Directors"), provided a quorum is present. Votes may be cast or withheld with respect to the Proposal to elect five members of the Board of Directors for terms expiring at the Corporation's Annual Meeting of Shareholders in 2004. Votes that are withheld will be counted toward a quorum, but will be excluded entirely from the tabulation for such Proposal and, therefore, will not affect the outcome of the vote on such Proposal.

Record holders of our Common Stock may cast one vote for each director nominated for office and one vote for each other Proposal for each share held of record at the close of business on October 1, 2003.

Approval of the matters before the meeting requires the affirmative vote of a majority of the votes cast by shareholders present at the meeting in person or by proxy.

OTHER BUSINESS

We do not know of any other item of business that may come before the meeting, except a motion to adjourn. If at the meeting a sufficient number of votes are not cast to adopt one or more of the items proposed for adoption, there may be a vote to adjourn the meeting to another specific date and time.

SHAREHOLDERS PROPOSALS

Shareholders may submit proposals on matters appropriate for shareholder action at subsequent annual meetings of the Corporation consistent with Rule 14a-8 promulgated under the Securities Exchange Act of 1934. For such proposals to be considered for inclusion in the Proxy Statement and Proxy or Information Statement for the 2004 Annual Meeting of Shareholders, such proposals must be received by the Corporation no later than June 10, 2004. Such proposals should be directed to Suite 720, 2160 Rue de la Montagne, Montreal, Quebec H3G 2T3 to the Attention of: Mr. Richard St. Julien, Secretary.

ANNUAL REPORT

Enclosed is a copy of our Annual Report on Form 10-KSB for the year ended December 31, 2002 as filed with the Securities and Exchange Commission,.

By order of the Board of Directors /s/ "Regis Bosse" Regis Bosse President